EX-99.(j)

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ESTABLISHED 1923


ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066




                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE STATEMENT OF ADDITIONAL INFORMATION CONSTITUTING PART OF THE LAZARD FUNDS, INC. POST-EFFECTIVE AMENDMENT NO. 32 TO REGISTRATION STATEMENT ON FORM N-1A OF OUR REPORT DATED JANUARY 28, 2005, RELATING TO THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF THE LAZARD FUNDS, INC. WE ALSO CONSENT TO THE REFERENCE TO US UNDER THE HEADING "FINANCIAL HIGHLIGHTS" IN THE PROSPECTUS.

WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTIONS "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" IN THE PROSPECTUS AND "COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" IN THE STATEMENT OF ADDITIONAL INFORMATION.



ANCHIN, BLOCK & ANCHIN LLP



February 25, 2005



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